Exhibit 99.1
Coupang Announces Results for Fourth Quarter 2024
Net Revenues of $8.0 billion, up 21% YoY and 28% on an FX-neutral basis
Gross Profit of $2.5 billion, up 48% YoY
Operating Cash Flow of $1.9 billion and Free Cash Flow of $1.0 billion for the full year
SEATTLE - (BUSINESS WIRE) February 25, 2025—Coupang, Inc. (NYSE: CPNG) today announced financial results for its fourth quarter ended December 31, 2024.
Q4 2024 Consolidated Highlights:
•Net revenues were $8.0 billion, up 21% YoY on a reported basis and 28% YoY on an FX-neutral basis. Excluding Farfetch, the growth was 14% YoY on a reported basis and 21% YoY on an FX-neutral basis.
•Gross profit increased 48% YoY to $2.5 billion. Gross profit margin was 31.3%, an improvement of 570 bps YoY. Excluding Farfetch and the fulfillment center (FC) fire insurance gain recorded in Q4, gross profit was $2.2 billion, growing 29% YoY with a gross profit margin 29.0%, an improvement of over 330 bps over last year.
•Net income was $131 million and net income attributable to Coupang stockholders was $156 million, a decrease of $876 million from last year. The decrease was due to the non-cash tax benefit of $895 million in Q4 2023 from changes in tax-related reserves, including the release of valuation allowances related to certain deferred tax assets. Net income attributable to Coupang stockholders excluding the FC fire insurance gain was $24 million, and adjusted net income attributable to Coupang stockholders excluding Farfetch and the FC fire insurance gain was approximately $77 million for the quarter.
•Diluted EPS was $0.08, a decrease of $0.49 over last year, primarily driven by the $0.49 benefit from changes in tax-related reserves in Q4 2023. Excluding the FC fire insurance gain, diluted EPS was $0.01. Excluding Farfetch and the FC fire insurance gain, diluted EPS was $0.04.
•Adjusted EBITDA for the quarter was $421 million with a margin of 5.3%, up 80 bps from last year. Excluding Farfetch, adjusted EBITDA was $391 million with a margin of 5.2%, up over 70 bps YoY.
Q4 2024 Segment Highlights:
•Product Commerce segment net revenues were $6.9 billion, up 9% YoY on a reported basis and 16% YoY on an FX-neutral basis.
•Product Commerce Active Customers reached 22.8 million, growing 10% YoY.
•Product Commerce gross profit increased 31% YoY to $2.3 billion with a gross profit margin of 32.7%. Excluding the FC fire insurance gain recorded in Q4, gross profit was $2.1 billion, growing 24% YoY with a margin of 31.0%, up over 370 bps YoY and 100 bps QoQ.
•Product Commerce segment adjusted EBITDA was $539 million, up $95 million YoY, with a margin of 7.8%, up over 70 bps YoY and 100 bps QoQ.
•Developing Offerings segment (including International, Coupang Eats, Play, Fintech, and Farfetch) net revenues were $1.1 billion, up 296% YoY on a reported basis and 308% YoY on an FX-neutral basis. Excluding Farfetch, the growth was 124% YoY on a reported basis and 136% YoY on an FX-neutral basis.
•Developing Offerings segment adjusted EBITDA was negative $118 million, an improvement of $32 million YoY, which includes a $30 million benefit from the consolidation of Farfetch.
FY2024 Consolidated Highlights:
•Total net revenues for 2024 were $30.3 billion, increasing 24% YoY on a reported basis and 29% YoY on an FX-neutral basis. Excluding Farfetch, the growth was 17% YoY on a reported basis and 23% YoY on an FX-neutral basis.

Coupang, Inc.	Q4 2024 Earnings Release	1

•Total gross profit improved 43% YoY to $8.8 billion with a gross profit margin of 29.2%, an expansion of 380 bps YoY. Excluding Farfetch and the FC fire insurance gain, adjusted gross profit was $8.0 billion, growing 29% YoY, and adjusted gross profit margin was 28.0%.
•Net income was $66 million, and net income attributable to Coupang stockholders was $154 million, a decrease of $1.2 billion from last year. The decrease was mainly due to the non-cash tax benefit of $895 million in 2023 from changes in tax-related reserves, including the release of valuation allowances related to certain deferred tax assets. Net income attributable to Coupang stockholders excluding the FC fire insurance gain was $22 million, and adjusted net income attributable to Coupang stockholders excluding the FC fire insurance gain, the KFTC administrative fine recorded in Q2 and Farfetch losses, was $407 million.
•Diluted EPS was $0.08. Excluding the FC fire insurance gain, diluted EPS was $0.01. Excluding Farfetch, the FC fire insurance gain, and the KFTC administrative fine diluted EPS was $0.22.
•Adjusted EBITDA was $1.4 billion with a margin of 4.5%, a YoY improvement of over 10 bps. Excluding Farfetch, adjusted EBITDA was $1.4 billion with a margin of 4.9%.
•Operating cash flow for the full year was $1.9 billion, a decrease of $766 million YoY, and, free cash flow was $1.0 billion, a decrease of $759 million YoY. These decreases were primarily due to certain non-recurring working capital benefits in the prior year.
FY2024 Segment Highlights:
•Product Commerce segment net revenues reached $26.7 billion, growing 13% YoY on a reported basis and 18% YoY on an FX-neutral basis.
•Product Commerce segment adjusted EBITDA was $2.0 billion with a margin of 7.5%, an expansion of 100 bps YoY.
•Developing Offerings segment net revenues were $3.6 billion, up 352% YoY on a reported basis and 363% YoY on an FX-neutral basis. Excluding Farfetch, the growth was 142% YoY on a reported basis and 153% YoY on an FX-neutral basis.
•Developing Offerings segment adjusted EBITDA was negative $631 million, compared to negative $466 million in the prior year.
Fourth Quarter 2024 Results
Consolidated Financial Summary

	Three Months Ended December 31,
	As Reported			Excluding the Impact from the FC Fire Insurance Gain(5)
(in millions, except net revenues per Product Commerce Active Customer and earnings per share)	2024(3)	2023	% Change	2024(3)	% Change
Total net revenues	$7,965	$6,561	21%
Total net revenues growth, constant currency(1)			28%
Net revenues per Product Commerce Active Customer	$302	$302	—%
Net revenues per Product Commerce Active Customer, constant currency	$320		6%
Product Commerce Active Customers	22.8	20.8	10%
Gross profit(2)	$2,491	$1,681	48%	$2,375	41%
Net income (loss)	$131	$1,032	(87)%	$(1)	(100)%
Net income attributable to Coupang stockholders	$156	$1,032	(85)%	$24	(98)%
Adjusted EBITDA(1)	$421	$294	43%
Earnings per share, basic	$0.09	$0.58	(84)%	$0.01	(98)%
Earnings per share, diluted	$0.08	$0.57	(86)%	$0.01	(98)%
Adjusted diluted earnings per share(1)(4)	$0.04	$0.08	(50)%
Net cash provided by operating activities	$676	$609	11%
Free cash flow(1)	$463	$382	21%

Coupang, Inc.	Q4 2024 Earnings Release	2

The following summarizes the impact Farfetch had on our results for the three months and year ended December 31, 2024:

	Impact from Farfetch(3)
(in millions, except earnings per share)	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Consolidated
Total net revenues	$471	$1,658
Gross profit(2)	$205	$713
Net loss	$(78)	$(352)
Net loss attributable to Coupang stockholders	$(53)	$(264)
Diluted earnings per share	$(0.03)	$(0.14)
Adjusted EBITDA(1)	$30	$(34)

Developing Offerings
Net revenues	$471	$1,658
Segment adjusted EBITDA	$30	$(34)
Segment Information

	Three Months Ended December 31,
(in millions)	2024(3)	2023	% Change
Product Commerce
Net revenues	$6,883	$6,288	9%
Net revenues growth, constant currency(1)			16%
Gross profit	$2,251	$1,717	31%
Segment adjusted EBITDA	$539	$444	21%
Developing Offerings
Net revenues	$1,082	$273	296%
Net revenues growth, constant currency(1)			308%
Gross profit	$240	$(36)	NM(6)
Segment adjusted EBITDA	$(118)	$(150)	(21)%
Full Year 2024 Results
Consolidated Financial Summary

	Year Ended December 31,
	As Reported			Excluding the Impact from the FC Fire Insurance Gain(5)
(in millions, except earnings per share)	2024(3)	2023	% Change	2024(3)	% Change
Total net revenues	$30,268	$24,383	24%
Total net revenues growth, constant currency(1)			29%
Gross profit(2)	$8,831	$6,190	43%	$8,715	41%
Net income (loss)	$66	$1,360	(95)%	$(66)	(105)%
Net income attributable to Coupang stockholders	$154	$1,360	(89)%	$22	(98)%
Adjusted EBITDA(1)	$1,375	$1,074	28%
Earnings (loss) per share, basic	$0.09	$0.76	(88)%	$0.01	(99)%
Earnings per share, diluted	$0.08	$0.75	(89)%	$0.01	(99)%
Adjusted diluted earnings per share(1)(4)	$0.22	$0.26	(15)%
Net cash provided by operating activities	$1,886	$2,652	(29)%
Free cash flow(1)	$1,016	$1,775	(43)%

Coupang, Inc.	Q4 2024 Earnings Release	1

Segment Information

	Year Ended December 31,
(in millions)	2024(3)	2023	% Change
Product Commerce
Net revenues	$26,699	$23,594	13%
Net revenues growth, constant currency(1)			18%
Gross profit	$8,105	$6,282	29%
Segment adjusted EBITDA	$2,006	$1,540	30%
Developing Offerings
Net revenues	$3,569	$789	352%
Net revenues growth, constant currency(1)			363%
Gross profit	$726	$(91)	NM(6)
Segment adjusted EBITDA	$(631)	$(466)	35%
_________
(1)Total net revenues growth, constant currency, adjusted net income (loss), adjusted diluted earnings per share, adjusted EBITDA and free cash flow are non-GAAP measures. See “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” below for the reconciliation of the non-GAAP measures with their comparable amounts prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
(2)Gross profit is calculated as total net revenues minus cost of sales.
(3)We completed the acquisition of the assets of Farfetch at the end of January in Q1 2024. For 2024, the operating results of Farfetch from February 2024 are included in our consolidated results and in our Developing Offerings segment. For the three months ended December 31, 2024, the operating results of Farfetch are included in our consolidated results and in our Developing Offerings segment.
(4)Adjusted diluted earnings per share excludes the impact of the Farfetch acquisition, the KFTC administrative fine, and the FC fire insurance gain.
(5)Gross profit excluding the impact from the FC fire insurance gain, net income (loss) excluding the impact from the FC fire insurance gain, net income attributable to Coupang stockholders excluding the impact from the FC fire insurance gain, basic earnings (loss) per share excluding the impact from the FC fire insurance gain, and diluted earnings (loss) per share excluding the impact from the FC fire insurance gain are non-GAAP measures. See “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” below for the reconciliation of the non-GAAP measures with their comparable amounts prepared in accordance with U.S. GAAP.
(6)Non-meaningful
Webcast and Conference Call
Coupang, Inc. will host a conference call to discuss fourth quarter results on February 25, 2025 at 5:30 PM Eastern Time. A live webcast of the conference call will be available on our Investor Relations website, ir.aboutcoupang.com, and a replay of the conference call will be available for at least three months. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable U.S. GAAP measures, as well as our fourth quarter earnings presentation, are also available on that site.
About Coupang
Coupang is a technology and Fortune 200 company listed on the New York Stock Exchange (NYSE: CPNG) that provides retail, restaurant delivery, video streaming, and fintech services to customers around the world under brands that include Coupang, Coupang Eats, Coupang Play and Farfetch.

Investor Contact:	Media Contact:
Coupang IR	Coupang PR
ir@coupang.com	press@coupang.com

Coupang, Inc.	Q4 2024 Earnings Release	2

FORWARD-LOOKING STATEMENTS
This earnings release or related management commentary may contain statements that may be deemed to be "forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws.
We have based the forward-looking statements contained in this report on our current expectations and projections about future events and trends that we believe may affect our industry, business, financial condition, and results of operations. Actual results and outcomes could differ materially for a variety of reasons, including, among others: the continued growth of the retail market and the increased acceptance of online transactions by potential customers, competition in our industry, managing our growth and expansion into new markets and offerings, risks associated with current and future acquisitions, mergers, dispositions, joint ventures or investments, our financial performance, to the extent to which we owe income or other taxes, our ability to retain existing suppliers and to add new suppliers, our market position, our operation and management of our fulfillment and delivery infrastructure, legal and regulatory developments, and the impact of the global economy including inflation, foreign currency exchange rates and other geopolitical events. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent filings. All forward-looking statements in this earnings release or related management commentary are based on information available to Coupang and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Investors and others should note that we may announce material business and financial information to our investors using our investor relations website (ir.aboutcoupang.com), our filings with the SEC, webcasts, press releases, and conference calls. We use these mediums, including our website, to communicate with investors and the general public about our company, our offerings, and other issues. It is possible that the information that we make available on our website may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our website.

Coupang, Inc.	Q4 2024 Earnings Release	3

COUPANG, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2024	2023	2024	2023
Net retail sales	$6,052	$5,563	$23,866	$21,223
Net other revenue	1,913	998	6,402	3,160
Total net revenues	7,965	6,561	30,268	24,383

Cost of sales	5,474	4,881	21,437	18,193
Operating, general and administrative	2,179	1,550	8,395	5,717
Total operating cost and expenses	7,653	6,431	29,832	23,910

Operating income	312	130	436	473

Interest income	53	54	216	178
Interest expense	(40)	(13)	(140)	(48)
Other expense, net	(46)	—	(39)	(19)
Income before income taxes	279	171	473	584

Income tax expense (benefit)	148	(861)	407	(776)

Net income	$131	$1,032	$66	$1,360
Net loss attributable to noncontrolling interests	(25)	—	(88)	—
Net income attributable to Coupang stockholders	156	1,032	154	1,360

Earnings per share
Basic	$0.09	$0.58	$0.09	$0.76
Diluted	$0.08	$0.57	$0.08	$0.75
Weighted average shares outstanding
Basic	1,800	1,789	1,794	1,782
Diluted	1,837	1,810	1,826	1,803

Coupang, Inc.	Q4 2024 Earnings Release	4

COUPANG, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions)	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$5,879	$5,243
Restricted cash	151	353
Accounts receivable, net	407	314
Inventories	2,099	1,666
Prepaids and other current assets	458	316
Total current assets	8,994	7,892

Property and equipment, net	2,813	2,465
Operating lease right-of-use assets	2,016	1,601
Intangible assets, net	271	37
Deferred tax assets	622	925
Long-term lease deposits and other	628	426
Total assets	$15,344	$13,346

Liabilities, redeemable noncontrolling interests and stockholders' equity
Accounts payable	$5,554	$5,099
Accrued expenses	461	352
Deferred revenue	141	97
Short-term borrowings	479	282
Current portion of long-term debt	66	203
Current portion of long-term operating lease obligations	422	386
Other current liabilities	593	526
Total current liabilities	7,716	6,945

Long-term debt	988	529
Long-term operating lease obligations	1,770	1,387
Defined severance benefits and other	693	381
Total liabilities	11,167	9,242

Commitments and contingencies

Redeemable noncontrolling interest	75	15

Equity
Common Stock	—	—
Class A — shares authorized 10,000, outstanding 1,643 and 1,616 Class B — shares authorized 250, outstanding 158 and 175
Additional paid-in capital	8,736	8,489
Accumulated other comprehensive loss	(404)	(17)
Accumulated deficit	(4,229)	(4,383)
Noncontrolling interests	(1)	—
Total Coupang equity	4,102	4,089
Total liabilities, redeemable noncontrolling interests and equity	$15,344	$13,346

Coupang, Inc.	Q4 2024 Earnings Release	5

COUPANG, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

(in millions)	2024	2023
Operating activities
Net income	$66	$1,360
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	433	275
Provision for severance benefits	187	159
Equity-based compensation	433	326
Non-cash operating lease expense	432	338
Deferred income taxes	225	(884)
Fulfillment center fire insurance gain	(175)	—
Non-cash others	250	140
Change in operating assets and liabilities:
Accounts receivable, net	209	(133)
Inventories	(376)	(44)
Other assets	(152)	(153)
Accounts payable	507	1,514
Accrued expenses	60	43
Other liabilities	(213)	(289)
Net cash provided by operating activities	1,886	2,652

Investing activities
Purchases of property and equipment	(879)	(896)
Proceeds from sale of property and equipment	9	19
Net cash acquired in acquisition	68	—
Other investing activities	(17)	(50)
Net cash used in investing activities	(819)	(927)

Financing activities
Proceeds from issuance of common stock, equity-based compensation plan	4	9
Repurchase of Class A common stock	(178)	—
Proceeds from short-term borrowings and long-term debt	857	572
Repayment of short-term borrowings and long-term debt	(794)	(392)
Net short-term borrowings and other financing activities	42	10
Net cash (used in) provided by financing activities	(69)	199
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(564)	(14)
Net increase (decrease) in cash and cash equivalents, and restricted cash	434	1,910
Cash and cash equivalents, and restricted cash, as of beginning of period	5,597	3,687
Cash and cash equivalents, and restricted cash, as of end of period	$6,031	$5,597

Coupang, Inc.	Q4 2024 Earnings Release	6

Supplemental Financial Information
Share Information

	As of December 31,
(in millions)	2024	2023
Outstanding common stock	1,801	1,791
Outstanding equity-based awards	79	63
Outstanding common stock and equity-based awards	1,880	1,854
Key Business Metrics and Non-GAAP Financial Measures
We review the key business and financial metrics discussed below. We use these measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
Key Business Metrics
Net Revenues per Product Commerce Active Customer
Net revenues per Product Commerce Active Customer is the net revenues generated in a period divided by the total number of Product Commerce Active Customers in that period. A key driver of growth is increasing the frequency and the level of spend of customers who are shopping on our Product Commerce apps or websites. We therefore view net revenues per Product Commerce Active Customer as a key indicator of engagement and retention of our customers and our ability to drive future revenue growth, though there may be a short-term dilutive impact when a large number of new Product Commerce active customers are added in a recent period.
Product Commerce Active Customers
As of the last date of each reported period, we determine our number of Product Commerce Active Customers by counting the total number of individual customers who have ordered at least once directly from our Product Commerce apps or websites during the relevant period. A customer is anyone who has created an account on our apps or websites, identified by a unique email address. The change in Product Commerce Active Customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the period. We view the number of Product Commerce Active Customers as an indicator of future growth in our net revenue, the reach of our network, the awareness of our brand, and the engagement of our customers.

	Three Months Ended December 31,
(in millions, except net revenues per Product Commerce Active Customer)	2024	2023	% Change
Net revenues per Product Commerce Active Customer	$302	$302	—%
Net revenues per Product Commerce Active Customer (Constant Currency)	$320		6%
Product Commerce Active Customers	22.8	20.8	10%
Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with U.S. GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding U.S. GAAP measures.

Coupang, Inc.	Q4 2024 Earnings Release	7

Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA
• Net income (loss), excluding the effects of:
- depreciation and amortization,
- interest expense,
- interest income,
- other income (expense), net,
- income tax expense (benefit),
- equity-based compensation,
- impairments, and
- other items not reflective of our ongoing operations.

• Provides information to management to evaluate and assess our performance and allocate internal resources.

• We believe Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by investors and other interested parties in evaluating companies in the retail industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our ongoing business, such as material non-cash items, acquisition-related transaction and restructuring costs, significant costs related to certain non-ordinary course legal and regulatory matters, and certain variable charges.

Adjusted EBITDA Margin	• Adjusted EBITDA as a percentage of total net revenues.
Constant Currency Revenue	• Constant currency information compares results between periods as if exchange rates had remained constant.
• We define constant currency revenue as total revenue excluding the effect of foreign exchange rate movements, and use it to determine the constant currency revenue growth on a comparative basis.
• Constant currency revenue is calculated by translating current period revenues using the prior period exchange rate.
• The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar (“USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won (“KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW.

• We use constant currency revenue and constant currency revenue growth for financial and operational decision-making and as a means to evaluate comparisons between periods. We believe the presentation of our results on a constant currency basis in addition to U.S. GAAP results helps improve the ability to understand our performance because they exclude the effects of foreign currency volatility that are not indicative of our actual results of operations.

Constant Currency Revenue Growth	• Constant currency revenue growth (as a percentage) is calculated by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period exchange rates.
Free Cash Flow	• Cash flow from operations Less: purchases of property and equipment, Plus: proceeds from sale of property and equipment.	• Provides information to management and investors about the amount of cash generated from our ongoing operations that, after purchases and sales of property and equipment, can be used for strategic initiatives, including investing in our business and strengthening our balance sheet, including paying down debt, and paying dividends to stockholders.
Segment Gross Profit	• Gross profit for a period attributable to each respective reportable segment.
• We believe segment gross profit and segment gross profit margin are frequently used by investors and other interested parties in evaluating companies in the retail industry for period-to-period comparisons. However, other companies may calculate segment gross profit and segment gross profit margin in a manner different from ours and therefore they may not be directly comparable to similar terms used by other companies.

Segment Gross Profit Margin	• Segment gross profit as a percentage of segment net revenues.
Product Commerce Gross Profit Excluding the Impact from the FC Fire Insurance Gain	• Product Commerce gross profit excluding the impact of the FC fire insurance gain.
• We believe Product Commerce gross profit and Product Commerce gross profit margin excluding the FC Fire insurance gain provide useful supplemental information for investors to compare Product Commerce gross profit and gross profit margin from one period to another exclusive of the FC Fire insurance gain which impacts comparability with the prior period. This measure is a performance measure and should not be used as a measure of liquidity.

Product Commerce Gross Profit Margin Excluding the Impact from the FC Fire Insurance Gain	• Product Commerce gross profit excluding the impact of the FC fire insurance gain as a percentage of Product Commerce net revenues.
Adjusted Net Income Attributable to Coupang Stockholders
• Net income attributable to Coupang Stockholders, excluding the impact of the FC fire insurance gain, the change in income tax valuation allowance and other tax reserves, the KFTC administrative fine, and the Farfetch acquisition.

• We believe adjusted net income attributable to Coupang stockholders and adjusted diluted earnings per share provides useful supplemental information for investors, in the year of an acquisition, to compare our current earnings results from one period to another as they remove the impact of Farfetch and other certain items that are not representative of our ongoing business. Adjusted diluted earnings per share is a performance measure and should not be used as a measure of liquidity.

Adjusted Diluted Earnings Per Share
• Adjusted net income excluding the impact of the FC fire insurance gain, the change in income tax valuation allowance and other tax reserves, the KFTC administrative fine, and the Farfetch acquisition divided by the weighted average dilutive shares outstanding for the period.

Coupang, Inc.	Q4 2024 Earnings Release	8

Adjusted Net (Loss) Income Excluding the Impact from the FC Fire Insurance Gain	• Net income excluding the impact of the FC fire insurance gain.	• We believe adjusted net (loss) income excluding the impact from the FC fire insurance gain, adjusted basic earnings per share excluding the impact from the FC fire insurance gain, net income attributable to Coupang stockholders' excluding the impact from the FC fire insurance gain and diluted earnings per share excluding the impact from the FC fire insurance gain provide useful supplemental information for investors to compare our current earnings results from one period to another as they remove the impact of FC Fire Insurance gain which is not representative of our ongoing business. Diluted earnings per share excluding the impact from the FC Fire insurance gain is a performance measure and should not be used as a measure of liquidity.
Adjusted Basic Earnings per Share Excluding the Impact from the FC Fire Insurance Gain	• Net income excluding the impact of the FC fire insurance gain divided by the weighted average basic shares outstanding for the period.
Net Income Attributable to Coupang Stockholders' Excluding the Impact from the FC Fire Insurance Gain	• Net income attributable to Coupang Stockholders, excluding the impact of the FC fire insurance gain.
Diluted Earnings Per Share Excluding the Impact from the FC Fire Insurance Gain	• Net income attributable to Coupang Stockholders, excluding the impact of the FC fire insurance gain divided by the weighted average dilutive shares outstanding for the period.
Gross Profit Excluding the Impact from the FC Fire Insurance Gain	• Gross profit excluding the impact of the FC fire insurance gain.
• We believe gross profit excluding the FC Fire insurance gain provides useful supplemental information for investors to compare our gross profit from one period to another exclusive of the FC Fire insurance gain which impacts comparability with the prior period. This measure is a performance measure and should not be used as a measure of liquidity.

Total Net Revenues Excluding Farfetch	• Total net revenues excluding the impact of the Farfetch acquisition.
• We believe total net revenues excluding Farfetch, adjusted gross profit excluding Farfetch, adjusted EBITDA excluding Farfetch, Developing Offerings net revenues excluding Farfetch and Developing Offerings net revenues, constant currency excluding Farfetch provide useful supplemental information for investors, in the year of a significant acquisition, to compare our revenues, gross profit, adjusted EBITDA and segment revenues from one period to another exclusive of certain items that impact comparability with the prior period. These measures are performance measures and should not be used as a measure of liquidity.

Adjusted Gross Profit Excluding Farfetch	• Gross profit excluding the impact of the Farfetch acquisition and the FC fire insurance gain recorded in Cost of sales.
Adjusted EBITDA Excluding Farfetch	• Adjusted EBITDA excluding the impact of the Farfetch acquisition.
Developing Offerings Net Revenues Excluding Farfetch	• Developing Offerings net revenues excluding the impact of the Farfetch acquisition.
Developing Offerings Net Revenues, Constant Currency Excluding Farfetch	• Developing Offerings net revenues, constant currency excluding the impact of the Farfetch acquisition.

Coupang, Inc.	Q4 2024 Earnings Release	9

Reconciliations of Non-GAAP Measures
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Coupang’s results computed in accordance with GAAP. Certain amounts may not foot due to rounding.
The following tables present the reconciliations from each U.S. GAAP measure to its corresponding non-GAAP measure for the periods noted:
Constant Currency Revenue and Constant Currency Revenue Growth

	Three Months Ended December 31,
	2024			2023	Year over Year Growth
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Net retail sales	$6,052	$340	$6,392	$5,563	9%	15%
Net other revenue	1,913	90	2,003	998	92%	101%
Total net revenues	$7,965	$430	$8,395	$6,561	21%	28%

Net Revenues by Segment
Product Commerce	$6,883	$397	$7,280	$6,288	9%	16%
Developing Offerings	1,082	33	1,115	273	296%	308%
Total net revenues	$7,965	$430	$8,395	$6,561	21%	28%

	Year Ended December 31,
	2024			2023	Year over Year Growth
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Net retail sales	$23,866	$1,039	$24,905	$21,223	12%	17%
Net other revenue	6,402	245	6,647	3,160	103%	110%
Total net revenues	$30,268	$1,284	$31,552	$24,383	24%	29%

Net Revenues by Segment
Product Commerce	$26,699	$1,197	$27,896	$23,594	13%	18%
Developing Offerings	3,569	85	3,654	789	352%	363%
Total net revenues	$30,268	$1,284	$31,552	$24,383	24%	29%
Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$676	$609	$1,886	$2,652
Adjustments:
Purchases of land and buildings	(14)	(43)	(245)	(374)
Purchases of equipment	(200)	(191)	(634)	(522)
Total purchases of property and equipment	$(214)	$(234)	$(879)	$(896)
Proceeds from sale of property and equipment	1	7	9	19
Total adjustments	$(213)	$(227)	$(870)	$(877)
Free cash flow	$463	$382	$1,016	$1,775
Net cash used in investing activities	$(141)	$(263)	$(819)	$(927)
Net cash provided by (used in) financing activities	$20	$(163)	$(69)	$199

Coupang, Inc.	Q4 2024 Earnings Release	10

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Total net revenues	$7,965	$6,561	$30,268	$24,383

Net income attributable to Coupang shareholders	156	1,032	154	1,360
Net loss attributable to noncontrolling interests	(25)	—	(88)	—
Net income	131	1,032	66	1,360
Net income margin	1.6%	15.7%	0.2%	5.6%
Adjustments:
Depreciation and amortization	120	77	433	275
Interest expense	40	14	140	48
Interest income	(53)	(54)	(216)	(178)
Income tax expense (benefit)	148	(861)	407	(776)
Other expense, net	46	—	39	19
Acquisition and restructuring related costs	42	—	127	—
KFTC administrative fine	—	—	121	—
FC Fire insurance gain	(175)	—	(175)	—
Equity-based compensation	122	86	433	326
Adjusted EBITDA	$421	$294	$1,375	$1,074
Adjusted EBITDA margin	5.3%	4.5%	4.5%	4.4%
Segment Gross Profit and Segment Gross Profit Margin

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Gross profit	$2,491	$1,681	$8,831	$6,190
Segment gross profit and gross profit margin:
Product Commerce	$2,251	$1,717	$8,105	$6,282
Gross profit margin	32.7%	27.3%	30.4%	26.6%
Developing Offerings	$240	$(36)	$726	$(91)
Gross profit margin	22.2%	(13.3)%	20.3%	(11.6)%
Product Commerce Gross Profit and Gross Profit Margin Excluding the Impact from the FC Fire Insurance Gain

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Product Commerce gross profit	$2,251	$1,717	$8,105	$6,282
FC Fire insurance gain	(116)	—	(116)	—
Product Commerce gross profit excluding the impact from the FC Fire insurance gain	$2,135	$1,717	$7,989	$6,282
Product Commerce gross profit margin excluding the impact from the FC Fire insurance gain	31.0%	27.3%	29.9%	26.6%
Adjusted Net (Loss) Income Excluding the Impact from the FC Fire Insurance Gain

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Net income	$131	$1,032	$66	$1,360
Adjustments:
FC Fire insurance gain	(175)	—	(175)	—
Tax impact on FC Fire insurance gain	43	—	43	—
Adjusted net (loss) income excluding the impact from the FC Fire insurance gain	$(1)	$1,032	$(66)	$1,360

Coupang, Inc.	Q4 2024 Earnings Release	11

Adjusted Basic Earnings per Share Excluding the Impact from the FC Fire Insurance Gain

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Basic earnings per share	$0.09	$0.58	$0.09	$0.76
Adjustments:
FC Fire insurance gain	(0.10)	—	(0.10)	—
Tax impact on FC Fire insurance gain	0.02	—	0.02	—
Adjusted basic earnings per share excluding the impact from the FC Fire insurance gain(a)	$0.01	$0.58	$0.01	$0.76
(a)Adjusted basic earnings per share includes the effect of basic shares as a result of adjusted net income excluding the impact of the FC Fire insurance gain. Basic weighted average shares used for three months and year ended calculation was 1,800 million and 1,794 million for December 31, 2024 and 1,789 million and 1,782 million for December 31, 2023, respectively.
Net Income Attributable to Coupang Stockholders Excluding the Impact from the FC Fire Insurance Gain and Adjusted Net Income Attributable to Coupang Stockholders

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Net income attributable to Coupang stockholders	$156	$1,032	$154	$1,360
Adjustments:
FC Fire insurance gain	(175)	—	(175)	—
Tax impact on FC Fire insurance gain	43	—	43	—
Net income attributable to Coupang stockholders excluding the impact from the FC Fire insurance gain	24	1,032	22	1,360
Adjustments:
Change in income tax valuation allowance and other tax reserves	—	(895)	—	(895)
KFTC administrative fine	—	—	121	—
Farfetch losses attributable to Coupang stockholders	53	—	264	—
Adjusted net income attributable to Coupang stockholders	$77	$137	$407	$465
Diluted Earnings per Share Excluding the Impact from the FC Fire Insurance Gain and Adjusted Diluted Earnings per Share

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Diluted earnings per share	$0.08	$0.57	$0.08	$0.75
Adjustments:
FC Fire insurance gain	(0.10)	—	(0.10)	—
Tax impact on FC Fire insurance gain	0.02	—	0.02	—
Diluted earnings per share excluding the impact from the FC Fire insurance gain	0.01	0.57	0.01	0.75
Adjustments:
Change in income tax valuation allowance and other tax reserves	—	(0.49)	—	(0.50)
KFTC administrative fine	—	—	0.07	—
Farfetch losses attributable to Coupang stockholders	0.03	—	0.14	—
Adjusted diluted earnings per share(a)	$0.04	$0.08	$0.22	$0.26
(a)Adjusted diluted earnings per share includes the effect of dilutive shares as a result of adjusted net income attributable to Coupang stockholders. Diluted weighted average shares used for three months and year ended calculations were 1,837 million and 1,826 million for December 31, 2024 and 1,810 million and 1,803 million for December 31, 2023 respectively.
Total Net Revenues Excluding Farfetch

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Total net revenues	$7,965	$6,561	$30,268	$24,383
Revenues of Farfetch	(471)	—	(1,658)	—
Total net revenues excluding Farfetch	$7,494	$6,561	$28,610	$24,383

Coupang, Inc.	Q4 2024 Earnings Release	12

Total Net Revenues Excluding Farfetch Constant Currency Revenue and Constant Currency Revenue Growth (YoY)

	Three Months Ended December 31,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Total net revenues	$7,965	$430	$8,395	$6,561	21%	28%
Revenues of Farfetch	(471)	—	(471)	—
Total net revenues excluding Farfetch	$7,494	$430	$7,924	$6,561	14%	21%

	Year Ended December 31,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Total net revenues	$30,268	$1,284	$31,552	$24,383	24%	29%
Revenues of Farfetch	(1,658)	—	(1,658)	—
Total net revenues excluding Farfetch	$28,610	$1,284	$29,894	$24,383	17%	23%
Gross Profit Excluding the Impact from the FC Fire Insurance Gain and Adjusted Gross Profit Excluding Farfetch

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Gross profit	$2,491	$1,681	$8,831	$6,190
Adjustments:
FC Fire insurance gain	(116)	—	(116)	—
Gross profit excluding the impact from the FC Fire insurance gain	2,375	1,681	8,715	6,190
Gross profit margin excluding impact from FC Fire insurance gain	29.8%	25.6%	28.8%	25.4%
Adjustments:
Gross profit of Farfetch	(205)	—	(713)	—
Adjusted gross profit excluding Farfetch	$2,170	$1,681	$8,002	$6,190
Adjusted gross profit margin	29.0%	25.6%	28.0%	25.4%
Adjusted EBITDA Excluding Farfetch

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Adjusted EBITDA	$421	$294	$1,375	$1,074
Adjusted EBITDA of Farfetch	(30)	—	34	—
Adjusted EBITDA excluding Farfetch	$391	$294	$1,409	$1,074
Adjusted EBITDA margin excluding Farfetch	5.2%	4.5%	4.9%	4.4%
Developing Offerings Net Revenues Excluding Farfetch

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Developing Offerings net revenues	$1,082	$273	$3,569	$789
Revenues of Farfetch	(471)	—	(1,658)	—
Developing Offerings net revenues excluding Farfetch	$611	$273	$1,911	$789

Coupang, Inc.	Q4 2024 Earnings Release	13

Developing Offerings Net Revenues Excluding Farfetch Constant Currency Revenue and Constant Currency Revenue Growth (YoY)

	Three Months Ended December 31,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Net Revenues by Segment
Developing Offerings net revenues	$1,082	$33	$1,115	$273	296%	308%
Revenues of Farfetch	(471)	—	(471)	—
Developing Offerings net revenues excluding Farfetch	$611	$33	$644	$273	124%	136%

	Year Ended December 31,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Net Revenues by Segment
Developing Offerings net revenues	$3,569	$85	$3,654	$789	352%	363%
Revenues of Farfetch	(1,658)	—	(1,658)	—
Developing Offerings net revenues excluding Farfetch	$1,911	$85	$1,996	$789	142%	153%

Coupang, Inc.	Q4 2024 Earnings Release	14